Exhibit 23.1

Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-138492, 333-138138, 333-135554, 333-129722, and 333-125083) and Form S-8 (Nos. 333-135252, 333-126878, and 333-126877) of Hana Biosciences, Inc. of our reports dated March 27, 2007, relating to the consolidated financial statements and the effectiveness of Hana Biosciences, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP
San Francisco, California

March 27, 2007